Exhibit 3.4

SUBORDINATION AGREEMENT

TO:	WESTERN ALLIANCE BANK	Dated: December 22, 2015

The undersigned, IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company (“Company”), is managed by its sole manager, and also an undersigned, IRON BRIDGE MANAGEMENT GROUP, LLC, an Oregon limited liability company (“Manager”). The Company has issued and will issue, from time to time, 10% Secured Promissory Notes, Six Month Maturity, Interest Paid Monthly (“Notes”), pursuant to the IBMF Note Program memorialized by a Confidential Private Offering Memorandum dated February 1, 2013 (which may be amended, restated or otherwise modified from time to time, “Offering Memorandum”). Each of the Notes shall be issued and sold pursuant to a Secured Promissory Note Purchase Agreement (“Note Purchase Agreement”) among the Company and the purchasers thereto from time to time (each such purchaser, and its successor or assign, a “Note Holder” and collectively all such purchasers, and their respective successors and assigns, “Note Holders”). Pursuant to the terms of the Offering Memorandum and the Note Purchase Agreement, the Company and the Manager may subordinate the Notes to certain bank borrowings that the Company may enter into from time to time.

The Company and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), have entered into or are presently intending to enter into certain financial arrangements. Each of the undersigned agrees, on behalf of the Note Holders, that the financing arrangements between the Company and Bank are in Company’s and each Note Holder’s best interests and, in order to induce Bank to enter into or continue such financing arrangements with the Company, the undersigned, in accordance with the Offering Memorandum and the Note Purchase Agreement, agrees as follows:

1. The term “Obligations” is used in this Agreement in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Company which may be, from time to time, incurred by Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

2. The term “Note Obligations” shall mean all Obligations owing at any time by Company to the Note Holders, pursuant to and in accordance with the Offering Memorandum, the Note Purchase Agreement and all other agreements, instruments, documents and certificates executed and delivered in connection with the issuance of the Notes.

3. Except as provided in section 5, below, the Note Obligations are hereby subordinated and subject, in the manner and to the extent described below, to any and all Obligations owed by the Company to Bank, including, but not limited to, Obligations arising pursuant to any agreements between Bank and the Company, now or hereafter existing, whether matured or not (“Bank Obligations”), so long as any Bank Obligations shall remain unpaid, in whole or in part, or Bank is committed or otherwise obligated to extend credit to the Company. Additionally, so long as any Bank Obligations shall remain unpaid, in whole or in part, or Bank is committed or otherwise obligated to extend credit to the Company, each of the undersigned, on behalf of the Note Holders, hereby subordinates for all purposes and in all respects, any liens and any security interests that the Note Holders may have in the property, real or personal of the Company, to the liens and security interests of the Bank in and to the property of the Company, regardless of the time, manner or order of perfection of any such liens and security interests.

4. So long as any of the Bank Obligations remain unpaid, in whole or in part, or so long as Bank is committed or otherwise obligated to extend credit to the Company, each of the undersigned agrees, on behalf of the Note Holders, except to the extent that payments on the Note Obligations are permitted under Section 5 below, the Note Holders shall not: (a) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the Note Obligations now or hereafter existing; (b) sell, assign, transfer, pledge, or give a security interest in the Note Obligations (except subject expressly to this Agreement); (c) enforce or apply any security, now or hereafter existing for the Note Obligations; (d) commence, prosecute or participate in any administrative, legal, or equitable action against Company concerning the Note Obligations (except that a Note Holder who is named as a party in an action commenced by a third-party may appear in and defend against such action, so long as the Note Holder does not obtain a monetary judgment against the Company, or a judgment foreclosing a security interest in violation of this Agreement); (e) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (f) take, maintain or enforce any lien or security, which is senior to Bank’s interest, in any property, real or personal, to secure the Note Obligations; or (g) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, Company.

5. Notwithstanding the preceding section, so long as Company has made each and every payment of principal and interest due and owing to Bank, is not in default under any of Company’s agreements with Bank and none of the following payments would cause such default, then the Note Holders shall be entitled to receive payments pursuant to and in accordance with the Note Obligations.

6. Except as otherwise expressly agreed to herein, all of the Bank Obligations now or hereafter existing shall be first paid by Company before any payment shall be made by Company on the Note Obligations. This priority of payment shall apply at all times until all of the Bank Obligations have been repaid in full. In the event of any assignment by Company for the benefit of Company’s creditors, any bankruptcy proceedings instituted by or against Company, the appointment of any receiver for Company’s business or assets, or any dissolution or other winding up of the affairs of Company or of Company’s business, and in all such cases, (a) the officers of Company and any assignees, trustee in bankruptcy, receiver or other person or persons in charge, respectively, are hereby directed to pay to Bank the full amount of the Bank Obligations before making any payments to the Note Holders, and (b) each of the undersigned, on behalf of the Note Holders, hereby authorizes Bank, in Bank’s discretion, to file an appropriate claim on the Note Holders’ behalf and/or to vote such claim with respect to any reorganization or arrangement or to take any other action Bank considers appropriate to protect its interest in the circumstances.

7. Each of the undersigned agrees, on behalf of the Note Holders, that if part or all of the Note Obligations are evidenced, now or in the future, by one or more promissory notes or other instruments, the Note Holders shall place or cause to be placed on the face of each promissory note or other instrument, a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all the Bank Obligations.

8. Each of the undersigned agrees, on behalf of the Note Holders, that Bank shall have absolute power and discretion, without notice to the Note Holders, to deal in any manner with the Bank Obligations, including, interest, costs and expenses payable by Company to Bank, and any security and guaranties therefor including, but not limited to, release, surrender, extension, renewal, acceleration, compromise, or substitution. Each of the undersigned, on behalf of the Note Holders, hereby waives and agrees not to assert against Bank any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute any Note Holder a guarantor or surety. Each of the undersigned, on behalf of the Note Holders, hereby waives the right, if any, to require that Bank marshal, or otherwise proceed to dispose of or foreclose upon, any collateral that Bank may have in any manner or order.

9. If, at any time hereafter, Bank shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Company, Bank may do so. This Agreement, the obligations of Note Holders owing to Bank, and Bank’s rights and privileges hereunder shall continue until payment in full of all of the Obligations owing to Bank by Company notwithstanding any action or non-action by Bank with respect to the Obligations or with respect to any collateral therefor or any guaranties thereof. All rights, powers and remedies hereunder shall apply to all past, present and future Bank Obligations, including under successive transactions, any of which may continue, renew, increase, decrease or from time to time create new Bank Obligations and notwithstanding that from time to time Bank Obligations theretofore existing may have been paid in full.

10. Each of the undersigned, on behalf of the Note Holders, further agrees that in case a Note Holder should, contrary to Section 4 above, take or receive any additional security interest in, or additional lien by way of attachment, execution, or otherwise on any property, real or personal, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Bank Obligations, Bank shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as Bank may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Bank to become a party to any proceedings at law, or otherwise, initiated by Bank or by any other party, in or by which Bank may deem it proper to protect its interests hereunder. Each of the undersigned, on behalf of the Note Holders, agrees that a Note Holder which violates this Agreement shall be liable to Bank for all losses and damages sustained by Bank by reason of such breach.

11. Except as otherwise expressly agreed to herein, if any Note Holder shall receive any payments, security interests, or other rights in any property of Company in violation of this Agreement, such payment or property shall be received by Note Holder in trust for Bank and shall forthwith be delivered and transferred to Bank.

12. Each of the undersigned represents and warrants that the Note Obligations are not subordinated for the benefit of any other party, and agrees that any subordinations hereafter executed shall be expressly made subject and subordinate to the terms of this Agreement. Each of the undersigned further warrants that the Company has established with the Note Holders, adequate means of distributing and providing, on an ongoing basis, such information as the Note Holders may require, from time to time, with respect to the Note Obligations. Bank shall have no duty to provide any information to any of the Note Holders.

13. This Agreement shall be binding upon the successors and assigns of the undersigned as well as each of the Note Holders, and shall inure to the benefit of Bank’s successors and assigns.

14. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Arizona.

15. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs whether or not suit is brought.

16. This Agreement may be executed in counterparts, all of which together shall constitute a single agreement. Email or other electronic copies of signatures may be accepted as originals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company

By:	Iron Bridge Management Group, LLC, an Oregon limited liability company

By:
		Name:	Gerard Stascausky
		Title:	Sole Member

IRON BRIDGE MANAGEMENT GROUP, LLC, an Oregon limited liability company

By:
	Name:	Gerard Stascausky
	Title:	Sole Member

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